SECRETARY OF STATE
                                STATE OF NEVADA


                               CORPORATE CHARTER



  I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ISHOPNOMARKUP.COM, INC. did on August 20, 1999 file in this Office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on August 20, 1999.




/s/ Dean Heller
Secretary of State



/s/ Denise A. Bates
Certification Clerk





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                            ARTICLES OF INCORPORATION

                                       OF

                             ISHOPNOMARKUP.COM, INC.

        The undersigned incorporator, being a natural person of the age 18 years or more, and desiring to form a corporation under the laws of the State of Nevada, does hereby sign, verify and deliver to the Secretary of State of the State of Nevada these Articles of Incorporation.

                                    ARTICLE I
                                      NAME

       The name of the corporation shall be:

                             iShopNoMarkup.com, Inc.

                                   ARTICLE II
                                     CAPITAL

        The aggregate number of shares of all classes of capital stock which this corporation ("Corporation") shall have authority to issue is 220,000,000 shares, of which 20,000,000 shares shall be shares of preferred stock, par value of $.001 per share ("Preferred Stock"), and 200,000,000 shares shall be shares of common stock, par value of $.001 per share ("Common Stock").

        PREFERRED STOCK. The designations, preferences, limitations, restrictions and relative rights of the Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the General Corporation Law of Nevada by the board of directors of the Corporation ("Board of Directions").

        Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power.

        COMMON STOCK. The holders of Common Stock shall have and posses all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

        Subject to preferential dividend rights, if any, of the holder of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefore at such times and in such amounts as the Board of Directors shall determine.





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        The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

        Any stock of the Corporation may be issued for money, property, services rendered, labor done. Cash advances for the Corporation, or for any assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefore shall be conclusive and said stock when issued shall be fully paid and nonassessable.

                                   ARTICLE III
                                PREEMPTIVE RIGHTS

       A Shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares bonds, notes debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

                                   ARTICLE IV
                                CUMULATIVE VOTING

        A shareholder of the Corporation shall not be entitled to cumulative voting.

                                    ARTICLE V
                                OFFICES AND AGENT

        The initial resident office of the Corporation shall be at 502 E. John Street, Carson City, NV 89706 and the name of the initial resident agent at such address is CSC Services of Nevada, Inc. Either the resident office or the resident agent may be changed in the manner provided by law.

                                   ARTICLE VI
                           INITIAL BOARD OF DIRECTORS

        The initial Board of Directors of the corporation shall consist of two directors who shall serve as the directors until the first annual meeting of shareholders or until their successors are elected and shall qualify. The initial directors are:

     Anthony Knight     334 Main Street, Port Washington, NY 11050
     Yousef Neissani    334 Main Street, Port Washington, NY 11050

        The number of directors shall be fixed in accordance with the bylaws of the Corporation.



                                       2


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                                   ARTICLE VII
                                 INDEMNIFICATION

           The Corporation shall indemnify, to the fullest extend permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or, while serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or enterprise. The Corporation also shall indemnify any person who is serving or has served the corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholder or directors, contract, or otherwise, so long as such provision is legally permissible.

                                  ARTICLE VIII
                        LIMITATION OF DIRECTOR LIABILITY

        The director of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law; or (ii) the payment of distributions in violation of Section 78-300 of the General Corporation Law of Nevada. If the General Corporation Law of Nevada is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Nevada, as so amended.

        Any repeal of modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX
                             MEETING OF SHARHOLDERS

        Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation. At all meetings of the shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum.









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                                    ARTICLE X
                                  INCORPORATOR

The name and address of the incorporator is as follows:

Theresa M. Mehringer, Esq.
4643 South Ulster Street, Suite 900
Denver, Colorado 80237

Signed this _19__  day of _August_, 1999


                                         ------------------------------
                                         Theresa M. Mehringer, Incorporator


        This instruction was acknowledged before me on August 19, 1999, by Theresa M. Mehringer as incorporator of iShopNoMarkup.com, Inc.



                                          -----------------------------
                                            Notary Public

        [affix notary stamp or seal]


        The undersigned consents to the appointment as the initial Resident Agent of iShopNoMarkup.com, Inc.



                                          ----------------------------
                                            CSC Services of Nevada, Inc.
                                             Resident Agent

        This instrument was acknowledged before me on __________, 1999 by CSC Services of Nevada, Inc., as iShopNoMarkup.com, Inc.


                                           ---------------------------
                                             Notary Public

              [affix notary stamp or seal]